For Release:	IMMEDIATELY

Contact:	Stephen F. Carman, Treasurer	(609) 631-6222 or carmans@ynb.com
	Patrick M. Ryan, CEO	(609) 631-6177
	Leonardo G. Zangani	(908) 788-9660 or office@zangani.com
	YNB’s website	www.ynb.com

YARDVILLE NATIONAL BANCORP ANNOUNCES FOURTH

QUARTER AND 2005 RESULTS

Hamilton, N.J.- January 30, 2006- Yardville National Bancorp, (NASDAQ:YANB) following its established strategic business plan, reported strong results for 2005, today announcing a double digit increase in net income for 2005 when compared to the prior year. For the full year, net income increased $2.4 million to $20.9 million, a 13.0 percent gain from the $18.5 million reported in 2004. Diluted earnings per share for the full year increased 10.5 percent to $1.89 when compared with the prior year.

Despite the flattening of the yield curve and increased competition, YNB raised its net interest income 17.7 percent for 2005. In addition, YNB was also able to improve its 2005 tax-equivalent net interest margin 7.8 percent to 3.05 percent from 2.83 percent for the prior year, through effective pricing of loans and deposits in a rising interest rate environment.

Net income and diluted earnings per share for the fourth quarter were reduced by 8.5 percent and 9.3 percent, respectively, when compared with the fourth quarter of 2004. The primary factor for the decline was a $2.0 million higher provision for loan losses in the fourth quarter of 2005 compared to the same quarter in 2004. Net income was $4.3 million and diluted earnings per share totaled $0.39 for the quarter ended December 31, 2005.

YNB’s growth and profitability is based on the success of its dynamic retail strategy, and that continued unabated as the year concluded. The bank opened its second Bucks County office in Morrisville, PA in the fourth quarter of 2005, and an additional branch in Lawrence Township, Mercer County, NJ in the Route 1 corridor. YNB also opened its first branch in Ocean County, NJ in January 2006. Coupling this geographic expansion with new products and innovative marketing campaigns has enabled YNB to increase deposits and, as a result, has contributed to the growth in net interest income. Total deposits at December 31, 2005 increased to $1.97 billion from $1.81 billion a year ago.

“We are pleased that our strategy of retail growth to support further expansion of commercial lending produced positive results in 2005,” stated YNB COO F. Kevin Tylus. “Although we function in an increasingly competitive marketplace, YNB’s relationship-based community banking model of local decision making and access to top management allows us to grow and thrive. We have a well-defined strategic plan for the future, and feel confident that it can be accomplished,” he concluded.

Increased competition continues to be a factor in the marketplace, yet total loans for 2005, led by commercial loans, increased a respectable 10.7 percent, year over year, totaling $1.97 billion compared to $1.78 billion at the end of 2004. Nonperforming assets increased to $18.6 million, or 0.63 percent of total assets at December 31, 2005, compared to $10.0 million, or 0.36 percent of total assets at the same date in 2004. The increase in nonperforming assets was due in large part to an $8.7 million commercial loan relationship that became nonperforming in the fourth quarter. In connection with the chargeoff of $4.5 million associated with that loan, YNB increased its provision for loan losses in the fourth quarter of 2005. The allowance for loan losses at December 31, 2005 totaled $22.7 million, or 1.15 percent of total loans, and covered 122.0 percent of total nonperforming loans.

“We have said for some time that we expected and planned for slowing loan growth,” explained YNB CEO Patrick M. Ryan. “We therefore find the ongoing double digit increase in our total loans gratifying, given market conditions,” he added. “The increase in the loan loss provision and the partial chargeoff of a large loan in the fourth quarter showed our aggressive approach to resolving this issue and putting it behind us as we moved into 2006,” Mr. Ryan said.

“Our core business strategy is working well,” Mr. Ryan added. “On a long-term basis, YNB is still demonstrating our strength and potential for continued growth in both the commercial and retail sectors,” he concluded.

“With the competitive landscape and a flat yield curve, 2006 promises to be a challenging year,” stated Stephen F. Carman, YNB CFO. “That said, we expect net income growth of 8 to 10 percent and earnings per share growth of 5 to 8 percent in 2006. Earnings per share growth estimates reflect the additional shares issued in 2005,” he explained.

“There are several critical assumptions that underlie our financial projections,” he continued. “We expect moderate commercial loan growth in 2006 and anticipate an improving asset quality profile. As we open new branches, effectively managing our cost of funds will be a significant factor in achieving net interest margin objectives,” Mr. Carman said. “With these assumptions in mind, we are projecting our tax-equivalent net interest margin to modestly improve during 2006, averaging 3.10 percent for the year. Loan growth is expected to be in the 6 to 10 percent range based on the environment in which we operate today. Even with our projected retail expansion, we expect our efficiency ratio to be relatively stable at 55 percent for 2006,” he concluded.

.

Shareholders continued to benefit from YNB’s financial performance in the year just concluded, as YNB paid cash dividends totaling $0.46 in 2005. YNB has paid dividends for the past 48 consecutive quarters.

With $2.96 billion in assets as of December 31, 2005, YNB serves individuals and small-to mid-sized businesses in the dynamic New York City-Philadelphia corridor through a network of 28 branches in Mercer, Hunterdon, Somerset, Middlesex, Burlington, and Ocean counties in New Jersey and Bucks County in Pennsylvania. Headquartered in Mercer County, YNB emphasizes commercial lending and offers a broad range of lending, deposit and other financial products and services.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy; adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses; interest rate fluctuations and other economic conditions; continued levels of our loan quality and origination volume; our ability to attract core deposits; continued relationships with major customers; competition in product offerings and product pricing; adverse changes in the economy that could increase credit-related losses and expenses; adverse changes in the market price of our common stock; compliance with laws and regulatory requirements, including our agreement with the Office of the Comptroller of the Currency, and Nasdaq standards; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, as well as other risks and uncertainties detailed from time to time in statements made by our management. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Yardville National Bancorp
Summary of Financial Information
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2005	2004	2005	2004
Stock Information:
Weighted average shares outstanding:
Basic	10,760	10,483	10,609	10,455
Diluted	11,199	10,952	11,057	10,861
Shares outstanding end of period	10,915	10,511
Earnings per share:
Basic	$0.40	$0.45	$1.97	$1.77
Diluted	0.39	0.43	1.89	1.71
Dividends paid per share	0.115	0.115	0.46	0.46
Book value per share	16.35	15.27
Tangible book value per share	16.21	15.09
Closing price per share	34.65	34.26
Closing price to tangible book value	213.77%	227.04%

Key Ratios:
Return on average assets	0.58%	0.68%	0.72%	0.70%
Return on average stockholders' equity	10.13	12.00	12.57	12.38
Net interest margin	3.03	2.90	2.98	2.76
Net interest margin (tax equivalent) (1)	3.10	2.97	3.05	2.83
Efficiency ratio	53.41	52.93	54.69	54.19
Equity-to-assets at period end	6.00	5.71
Tier 1 leverage ratio (2)	8.32	7.99

Asset Quality Data:
Net loan charge-offs	$4,799	$2,265	$7,943	$6,804

Nonperforming assets as a percentage of total assets	0.63%	0.36%

Allowance for loan losses at period end as a
percent of:
Total loans	1.15	1.13
Nonperforming loans	121.97	201.00

Nonperforming assets at period end:
Nonperforming loans	$18,613	$10,008
Other real estate	-	-
Total nonperforming assets	$18,613	$10,008

(1) The net interest margin is equal to net interest income divided by average interest earning assets. In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $513,000 and $423,000 for the three months and $1,974,000 and
$1,678,000 for the twelve month periods ended December 31, 2005 and 2004, respectively.
(2) Tier 1 leverage ratio is Tier 1 capital to adjusted quarterly average assets.

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2005	2004	2005	2004
INTEREST INCOME:
Interest and fees on loans	$34,980	$27,504	$127,684	$100,506
Interest on deposits with banks	279	166	1,027	371
Interest on securities available for sale	9,498	9,224	36,983	35,282
Interest on investment securities:
Taxable	27	33	109	137
Exempt from Federal income tax	973	851	3,734	3,221
Interest on Federal funds sold	154	119	730	347
Total Interest Income	45,911	37,897	170,267	139,864
INTEREST EXPENSE:
Interest on savings account deposits	5,675	3,875	20,757	12,929
Interest on certificates of deposit of $100,000 or more	2,416	1,145	6,992	4,165
Interest on other time deposits	5,250	3,097	16,432	12,269
Interest on borrowed funds	9,557	9,237	38,114	36,071
Interest on subordinated debentures	1,279	1,057	4,759	3,711
Total Interest Expense	24,177	18,411	87,054	69,145
Net Interest Income	21,734	19,486	83,213	70,719
Less provision for loan losses	4,830	2,800	10,530	9,625
Net Interest Income After Provision for Loan Losses	16,904	16,686	72,683	61,094
NON-INTEREST INCOME:
Service charges on deposit accounts	709	734	2,819	3,134
Securities gains, net	112	93	862	1,297
Income on bank owned life insurance	396	309	1,651	1,766
Other non-interest income	587	457	2,158	1,782
Total Non-Interest Income	1,804	1,593	7,490	7,979
NON-INTEREST EXPENSE:
Salaries and employee benefits	6,352	5,832	27,654	23,476
Occupancy expense, net	1,315	1,044	4,934	4,283
Equipment expense	889	764	3,173	3,123
Other non-interest expense	4,015	3,517	13,841	11,767
Total Non-Interest Expense	12,571	11,157	49,602	42,649
Income before income tax expense	6,137	7,122	30,571	26,424
Income tax expense	1,804	2,386	9,637	7,899
Net Income	$4,333	$4,736	$20,934	$18,525
EARNINGS PER SHARE:
Basic	$0.40	$0.45	$1.97	$1.77
Diluted	0.39	0.43	1.89	1.71
Weighted average shares outstanding:
Basic	10,760	10,483	10,609	10,455
Diluted	11,199	10,952	11,057	10,861

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Condition
(Unaudited)
	December 31,
(in thousands)	2005	2004
Assets:
Cash and due from banks	$52,686	$32,115
Federal funds sold	10,800	6,769
Cash and Cash Equivalents	63,486	38,884
Interest bearing deposits with banks	16,408	41,297
Securities available for sale	741,668	802,525
Investment securities	89,026	78,257
Loans	1,972,840	1,782,592
Less: Allowance for loan losses	(22,703)	(20,116)
Loans, net	1,950,137	1,762,476
Bank premises and equipment, net	11,697	10,431
Bank owned life insurance	46,152	44,501
Other assets	38,157	27,546
Total Assets	$2,956,731	$2,805,917
Liabilities and Stockholders' Equity:
Deposits
Non-interest bearing	$232,269	$202,196
Interest bearing	1,740,448	1,607,808
Total Deposits	1,972,717	1,810,004
Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000
Federal Home Loan Bank advances	704,000	742,000
Subordinated debentures	62,892	62,892
Obligation for Employee Stock Ownership Plan (ESOP)	2,250	377
Other	1,870	753
Total Borrowed Funds	781,012	816,022
Other liabilities	25,544	19,733
Total Liabilities	$2,779,273	$2,645,759
Stockholders' equity:
Common stock: no par value	105,122	91,658
Surplus	2,205	2,205
Undivided profits	85,896	69,860
Treasury stock, at cost	(3,160)	(3,160)
Unallocated ESOP shares	(2,250)	(377)
Accumulated other comprehensive loss	(10,355)	(28)
Total Stockholders' Equity	177,458	160,158
Total Liabilities and Stockholders' Equity	$2,956,731	$2,805,917

Financial Summary
Average Balances, Yields and Costs
(Unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2005			December 31, 2004
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$26,672	$279	4.18%	$31,566	$166	2.10%
Federal funds sold	15,494	154	3.98	23,868	119	1.99
Securities	867,286	10,498	4.84	892,738	10,108	4.53
Loans (1)	1,964,298	34,980	7.12	1,736,965	27,504	6.33
Total interest earning assets	$2,873,750	$45,911	6.39%	$2,685,137	$37,897	5.65%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$36,418			$31,662
Allowance for loan losses	(23,451)			(19,881)
Premises and equipment, net	11,536			10,496
Other assets	76,253			73,068
Total non-interest earning assets	100,756			95,345
Total assets	$2,974,506			$2,780,482
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$967,768	$5,675	2.35%	$950,890	$3,875	1.63%
Certificates of deposit of $100,000 or more	254,718	2,416	3.79	170,617	1,145	2.68
Other time deposits	544,365	5,250	3.86	473,988	3,097	2.61
Total interest bearing deposits	1,766,851	13,341	3.02	1,595,495	8,117	2.03
Borrowed funds	728,896	9,557	5.24	737,122	9,237	5.01
Subordinated debentures	62,892	1,279	8.13	62,892	1,057	6.72
Total interest bearing liabilities	$2,558,639	$24,177	3.78%	$2,395,509	$18,411	3.07%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$221,452			$202,110
Other liabilities	23,324			24,936
Stockholders' equity	171,091			157,927
Total non-interest bearing liabilities and
stockholders' equity	$415,867			$384,973
Total liabilities and stockholders' equity	$2,974,506			$2,780,482
Interest rate spread (2)			2.61%			2.58%
Net interest income and margin (3)		$21,734	3.03%		$19,486	2.90%
Net interest income and margin
(tax equivalent basis)(4)		$22,247	3.10%		$19,909	2.97%
(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $513,000 and $423,000 for the three month periods ended December 31, 2005 and 2004, respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2005			December 31, 2004
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$30,534	$1,027	3.36%	$25,545	$371	1.45%
Federal funds sold	23,112	730	3.16	26,198	347	1.32
Securities	860,430	40,826	4.74	879,794	38,640	4.39
Loans (1)	1,880,166	127,684	6.79	1,626,477	100,506	6.18
Total interest earning assets	$2,794,242	$170,267	6.09%	$2,558,014	$139,864	5.47%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$32,939			$29,026
Allowance for loan losses	(21,823)			(18,805)
Premises and equipment, net	10,716			11,200
Other assets	76,561			73,045
Total non-interest earning assets	98,393			94,466
Total assets	$2,892,635			$2,652,480
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$985,346	$20,757	2.11%	$880,130	$12,929	1.47%
Certificates of deposit of $100,000 or more	208,521	6,992	3.35	161,065	4,165	2.59
Other time deposits	497,530	16,432	3.30	460,694	12,269	2.66
Total interest bearing deposits	1,691,397	44,181	2.61	1,501,889	29,363	1.96
Borrowed funds	740,075	38,114	5.15	738,110	36,071	4.89
Subordinated debentures	62,892	4,759	7.57	55,718	3,711	6.66
Total interest bearing liabilities	$2,494,364	$87,054	3.49%	$2,295,717	$69,145	3.01%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$209,179			$185,443
Other liabilities	22,520			21,679
Stockholders' equity	166,572			149,641
Total non-interest bearing liabilities and
stockholders' equity	$398,271			$356,763
Total liabilities and stockholders' equity	$2,892,635			$2,652,480

Interest rate spread (2)			2.60%			2.46%

Net interest income and margin (3)		$83,213	2.98%		$70,719	2.76%

Net interest income and margin
(tax equivalent basis)(4)		$85,187	3.05%		$72,397	2.83%
(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $1,974,000 and $1,678,000 for the twelve month periods ended December 31, 2005 and 2004, respectively.